 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2023

Rumble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40079	85-1087461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

444 Gulf of Mexico Dr

Longboat Key, FL 34228
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 210-0196

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RUM	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RUMBW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2023, the Board of Directors (the “Board”) of Rumble Inc. (the “Company”) appointed David Sacks to serve as a director on the Board, effective immediately. The Board has determined that Mr. Sacks is “independent” under the rules of The Nasdaq Stock Market and the rules and regulations of the U.S. Securities Exchange Act of 1934, as amended.

The appointment of Mr. Sacks to the Board is in accordance with to the terms of the previously disclosed Agreement and Plan of Merger, dated May 15, 2023, related to the acquisition by the Company of Callin, a podcasting and live streaming platform co-founded by Mr. Sacks. With the exception of the foregoing transaction, since the beginning of the Company’s last fiscal year, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Sacks had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. Mr. Sacks will participate in the Company’s standard non-employee director compensation program, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rumble Inc.

Date: June 30, 2023	By:	/s/ Michael Ellis
	Name:	Michael Ellis
	Title:	General Counsel and Corporate Secretary

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